EXHIBIT 4.1

                                Interactive Data
                                 14 Wall Street
                            New York, New York 10005

                                October 16, 1998

Van Kampen American Capital
One Parkview Plaza
Oakbrook Terrace, Illinois  60181

     Re:  Insured Municipals Income Trust and Investors' Quality
          Tax-Exempt Trust, Combined Multi-Series 307 (A Unit Investment Trust) Registered Under the Securities Act of 1933, File No. 333-59225
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Gentlemen:

    We have examined the Registration Statement for the above captioned Fund, copy of which is attached hereto.

    We hereby consent to the reference in the Prospectus and Registration Statement for the above captioned Fund to Interactive Data Corporation, as the Evaluator, and to the use of the obligations prepared by us which are referred to in such Prospectus and Statement.

    You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                   Very truly yours,

                                   James Perry
                                   Vice President